UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2016

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51217, 001-36693	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road	60179
Hoffman Estates, Illinois (Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2016, the Board of Directors of Sears Holdings Corporation (the “Company”), with Edward S. Lampert recusing himself, approved the terms of a letter agreement providing for an extension of Mr. Lampert’s compensation arrangement with the Company, under which Mr. Lampert will continue to be eligible during each of the Company’s 2016, 2017 and 2018 fiscal years to receive compensation for his service as the Company’s Chief Executive Officer at the same levels and otherwise on comparable terms as under Mr. Lampert’s existing compensation arrangement that has been in effect since February 1, 2013. For additional information regarding the terms of Mr. Lampert’s existing compensation arrangement with the Company, please refer to the description of Mr. Lampert’s 2013 offer letter with the Company as described under Item 9B., “Other Information”, contained in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2013, which description is incorporated herein by reference.

The foregoing description of the letter agreement with Mr. Lampert does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Letter Agreement, dated January 28, 2016, by and between the Company and Edward S. Lampert

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ Kristin M. Coleman
Kristin M. Coleman
Senior Vice President, General Counsel and Corporate Secretary

Date: February 3, 2016